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                                     [LOGO]
                                  THE HARTFORD

                             UNIFIED BENEFIT RIDER

The term "Contract" as used in this rider applies to either a contract or a certificate. The term "Contract Owner" as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the Contract to which it is attached. The effective date is when this rider is issued and made part of the Contract. This rider is irrevocable. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract.

This rider provides a withdrawal benefit guarantee. You may withdraw Your Benefit Payment (BP), as defined herein, each Contract Year until Your Benefit Amount (BA), as defined herein, is reduced to zero, provided You withdraw no more in any Contract Year than the Benefit Payment.

This rider provides a lifetime withdrawal benefit guarantee. You may withdraw Your Lifetime Benefit Payment (LBP), as defined herein, each Contract Year until the date of death of any Contract Owner(s). The LBP is available for withdrawal on the Contract Anniversary following the [60th] birthday of the oldest Contract Owner(s), provided You withdraw no more in any Contract Year than the Lifetime Benefit Payment.

The rider provides a Death Benefit guarantee. We will pay a Death Benefit equal to the greater of the Contract Value or the remaining BA as of the date We receive written notification of Due Proof of Death of any Contract Owner or Annuitant. Withdrawals in any Contract Year will reduce the BA available at death.

There is an additional charge assessed on the Benefit Amount on each Contract Anniversary for this rider.

DEFINITIONS

Terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

       1. BENEFIT AMOUNT (BA). The basis used to determine the amount available upon death or partial surrender. The BA is used to calculate the BP, LBP and Death Benefit.

       2. BENEFIT PAYMENT (BP). The maximum guaranteed amount that may be withdrawn in any Contract Year until the BA is reduced to zero.

       3. LIFETIME BENEFIT PAYMENT (LBP). The maximum guaranteed amount that may be withdrawn in any Contract Year, until the date of death of any natural Contract Owner or Annuitant, if non-natural Contract Owner. The LBP is available at the Contract Anniversary on or after the oldest Contract Owner's [60th] birthday.

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BENEFIT AMOUNT (BA)

Your BA is determined at the following times and is subject to a maximum of $5,000,000:

AT RIDER EFFECTIVE DATE

If this rider is effective on the Contract Issue Date, then the BA equals the initial premium payment. If this rider is effective after the Contract Issue Date, then the BA equals the Contract Value on the rider effective date less any Premium Enhancements received during the 12 months prior to the rider effective date, provided Your Contract includes Payment Enhancements.

WHEN A SUBSEQUENT PREMIUM PAYMENT IS MADE

Upon receipt of each subsequent premium payment, the BA will be increased by the amount of the subsequent premium payment.

WHEN A PARTIAL SURRENDER IS MADE

The BA will be equal to the amount determined in either (A), (B) or (C) as follows:

       A. If the total partial surrenders since the most recent Contract Anniversary are equal to or less than the BP, the BA becomes the BA immediately prior to the partial surrender, less the amount of partial surrender.

       B. If the total partial surrenders since the most recent Contract Anniversary exceed the BP, but the total partial surrenders were paid under a method allowed by Us to satisfy the required minimum distributions imposed by federal law (RMD), the provisions of (A) above will apply.

       C. If the total partial surrenders since the most recent Contract Anniversary exceed the BP and the RMD exception in (B) above does not apply, the BA will automatically be recalculated to the greater of zero or the lesser of (i) or (ii) as follows:

           (i)  the Contract Value immediately following the partial surrender;
                or

           (ii) the BA immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term "partial surrender" means the gross amount of Your surrender including any applicable Contingent Deferred Sales Charges. If Your BP or LBP on Your most recent Contract Anniversary exceeds Your Annual Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges for surrenders up to that BP or LBP amount.

ON CONTRACT ANNIVERSARIES

On every Contract Anniversary up to and including the Contract Anniversary immediately following the oldest Contract Owner(s) or Annuitant's [75th] birthday, We will automatically increase the BA by the factor below, subject to a minimum of [0]% and a maximum of [10]%:

  (Contract Value on current Contract Anniversary/Maximum Contract Value) - 1 where "Maximum Contract Value" equals the greatest of the Contract Value on the rider effective date plus subsequent premium payments received after the rider effective date or the Contract Value on each subsequent Contract Anniversary, excluding the current Contract Anniversary, increased by subsequent premium payments made after the Contract Anniversary.

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BENEFIT PAYMENT (BP)

AT RIDER EFFECTIVE DATE

[5]% of the BA.

WHEN A SUBSEQUENT PREMIUM PAYMENT IS MADE

Upon each subsequent premium payment, the BP is recalculated to equal [5]% of the BA immediately following the subsequent premium payment.

WHEN A PARTIAL SURRENDER IS MADE

The BP will be equal to the amount determined in either (A), (B), or (C) as follows:

       A. If the total partial surrenders since the most recent Contract Anniversary are equal to or less than the BP, the BP is equal to the lesser of (i) or (ii) as follows:

           (i)  the BP immediately prior to the partial surrender, or

           (ii) the BA immediately after the partial surrender.

       B. If the total partial surrenders since the most recent Contract Anniversary exceed the BP but all partial surrenders were paid under a method allowed by Us to satisfy the required minimum distributions imposed by federal law (RMD), the provisions of (A) above will apply.

       C. If the total partial surrenders since the most recent Contract Anniversary exceed the BP and the RMD exception in (B) above does not apply, the BP will automatically be recalculated to equal the BA immediately following the partial surrender multiplied by [5]%.

If a partial surrender is less than or equal to the BP but results in the Contract Value remaining after such surrender to be less than Our minimum amount rules then in effect, We will not terminate Your Contract under Our minimum amount rules. However, if the Contract Value remaining after any surrender is less than Our minimum amount rules then in effect and the BA has been fully paid out, We may terminate Your Contract and pay the Surrender Value.

ON CONTRACT ANNIVERSARIES:

If there is an automatic increase in the BA on any Contract Anniversary, the BP will be recalculated to the greater of (i) or (ii) as follows:

           (i)  The BP immediately prior to the increase; or

           (ii) The BA immediately after the increase multiplied by [5]%.

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LIFETIME BENEFIT PAYMENT (LBP)

ON THE RIDER EFFECTIVE DATE

If the oldest Contract Owner(s) is age [60] or older on the rider effective date, Your LBP is equal to Your BP at all times. Otherwise, the LBP is not applicable until the Contract Anniversary following the [60th] birthday of the oldest Contract Owner(s).

ON THE CONTRACT ANNIVERSARY FOLLOWING THE [60TH] BIRTHDAY OF THE OLDEST OF THE CONTRACT OWNER(S) (IF NEITHER WAS AGE [60] OR OLDER ON THE RIDER EFFECTIVE DATE)

[5]% of the BA.

WHEN A SUBSEQUENT PREMIUM PAYMENT IS MADE

Upon each subsequent premium payment, the LBP is recalculated to equal [5]% of the BA immediately following receipt of the subsequent premium payment.

WHEN A PARTIAL SURRENDER IS MADE

The LBP will be equal to the amount determined in either (A), (B) or (C) as follows:

       A. If the total partial surrenders since the most recent Contract Anniversary are equal to or less than the LBP, the LBP is equal to the LBP immediately prior to the partial surrender.

       B. If the total partial surrenders since the most recent Contract Anniversary exceed the LBP but all partial surrenders were paid under a method allowed by Us to satisfy the required minimum distributions imposed by federal law (RMD), the provision of (A) above will apply.

       C. If the total partial surrenders since the most recent Contract Anniversary exceed the LBP and the RMD exception in (B) above does not apply, the LBP will automatically be recalculated to equal the BA immediately following the partial surrenders multiplied by [5]%.

If a partial surrender is less than or equal to the LBP but results in the Contract Value remaining after such surrender to be less than Our minimum amount rules then in effect, We will not terminate Your Contract under Our minimum amount rules. However, if the Contract Value remaining after any surrender is less than Our minimum amount rules then in effect and both the BA and LBP are equal to zero, We may terminate Your Contract and pay the Surrender Value.

ON CONTRACT ANNIVERSARIES:

If there is an automatic increase in the BA on any Contract Anniversary, the LBP will be recalculated to the greater of (i) or (ii) as follows:

           (i)  The LBP immediately prior to the increase; or

           (ii) The BA immediately after the increase multiplied by [5]%.

GUARANTEED MINIMUM DEATH BENEFIT

The Death Benefit payable before the Annuity Commencement Date will be calculated as of the date We receive Due Proof of Death. The Death Benefit is calculated as the greater of (A) or (B) as follows:

       A.  the Contract Value; or

       B.  the BA.

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CONTRACT VALUE REDUCES TO ZERO

If You surrender all of Your Contract Value or Your Contract Value is reduced to zero on a particular Valuation Day, and on such Valuation Day, after the surrender either the BA or LBP remains greater than zero, the following will occur:

       1. We will provide the remaining guarantee through a payout annuity. You may elect to have the BP paid to You under either the Fixed Period Certain Payout or the LBP paid to You under the Fixed Lifetime and Period Certain Payout option described below. The election is irrevocable. You may elect the frequency of Your payments from those offered by Us at such time, but will not be less frequently than annually.

       2. If the Contract Owner is a natural person, such Contract Owner shall be the Annuitant under a payout annuity described below. If there is a second Contract Owner, also a natural person, then both Contract Owners shall be Joint Annuitants. Any lifetime payments will terminate at the death of any Annuitant.

       3. If no Contract Owner is a natural person, then the named Annuitant in the Contract shall be the Annuitant for the purpose of a payout annuity described below.

       4. The total amount paid to You under these Annuity Options will at least equal the BA.

       5. Your Annuity Commencement Date will be attained and subsequent premium payments will not be permitted.

The above requirements notwithstanding, You may elect to defer the first annuity payment until You are eligible for the Fixed Lifetime and Period Certain Payout option described below.

FIXED PERIOD CERTAIN PAYOUT -- Under this option, You are entitled to receive payments in a fixed dollar amount for a stated number of years.

       1. The actual number of years that payments will be made is determined on the calculation date by dividing the BA by the BP.

       2.   The total amount payable under this option will equal the BA.

       3. The Benefit Payment will be paid over the determined number of years in the frequency that You elect.

       4. The frequency of Your payments will be among those offered by Us at that time but will be no less frequently than annually.

       5. The amount payable in the final year of payments may be less than the prior year's annual amount payable so that the total amount of the payouts will be equal to the BA.

       6. If, at the death of the any Annuitant, payments have been made for less than the stated number of years, the remaining scheduled payments will be made to the Beneficiary. A single sum payment option is not available to the Beneficiary.

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FIXED LIFETIME AND PERIOD CERTAIN PAYOUT -- Under this option, if the Contract
Owner(s) are alive and age [65] or older, You are entitled to receive payments in a fixed dollar amount until the later of the death of any Annuitant or a minimum number of years. We will automatically issue this option if the BP equals the LBP and the oldest Contract Owner(s) is age [65] or older at the time that the Contact Value is reduced to zero.

       1. The minimum number of years that payments will be made is determined on the calculation date by dividing the BA by the LBP.

       2. The total minimum amount payable under this option will equal the BA.

       3. This Lifetime Benefit Payment will be paid over the greater of the minimum number of years, or until the death of any Annuitant, in the frequency that You elect.

       4. The frequency of Your payments will be among those offered by Us at that time but will be no less frequently than annually.

       5. If, at the death of any Annuitant, payments have been made for less than the minimum number of years, the remaining scheduled payments will be made to the Beneficiary. A single sum payment option is not available to the Beneficiary.

These options may not be available if Your Contract is issued to qualify under
Section 401, 403, 408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, these options will be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time these options become effective. Such life expectancy will be computed under the mortality table then in use by Us.

CONTRACT OWNERSHIP CHANGE

The following are the effects of a change in Contract ownership:

       1. Contract ownership changes in the first [12] months from the effective date of this rider will have no impact on the rider benefits provided the new Contract Owner(s) and Annuitant meet the issue age limitations for this rider.

       2. Contract ownership changes, after the first [12] months, may cause the BA, BP, and LBP to be recalculated, provided the new Contract Owner(s) and Annuitant meet the issue age limitations for this rider.

            If the Contract ownership change causes a recalculation of the benefits, either (a) or (b) will automatically apply as follows:

           a. If the rider is not currently for sale, We will continue the existing rider with respect to the Death Benefit only (i.e., the withdrawal rider feature will terminate). The rider charge will terminate.

           b. If the rider is currently available for sale, We will continue the existing rider with respect to all rider benefit provisions at Your current rider charge. The BA will be recalculated to the lesser of the Contract Value or the BA on the continuation date. The BP and LBP will be recalculated on the continuation date.

       3. If the oldest Contract Owner(s) or Annuitant after the change do not meet the issue age limitations of this rider, the rider continues with respect to the Death Benefit only (i.e. the rider withdrawal feature will terminate). The Death Benefit will be modified to equal Contract Value only. The rider charge will terminate.

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SPOUSAL CONTINUATION

       1. In the event that the Contract Owner dies and spousal continuation is elected, We will increase the Contract Value to the Death Benefit value.

       2. If the spouse meets the issue age limitations for this rider at the time of the continuation, then either (a) or (b) will automatically apply as follows:

           a. If the rider is not currently available for sale, We will continue the existing rider with respect to the Death Benefit only (i.e. the rider withdrawal feature will terminate). The rider charge will terminate.

           b. If the rider is currently available for sale, We will continue the existing rider with respect to all benefits, at Your current rider charge. The BA and Maximum Contract Value will be recalculated equal to the Contract Value on the continuation date. The BP and LBP will be recalculated on the continuation date.

       3. If the spouse does not meet the issue age limitations for this rider at the time of the continuation, the rider continues with respect to the Death Benefit only (i.e. the rider withdrawal feature will terminate). The Death Benefit will be modified to equal Contract Value only. The rider charge will terminate.

INVESTMENT RESTRICTIONS

We may limit, at anytime on or after the effective date of this rider, the Sub-Accounts in which You may allocate Your Contract Value. We may require that You allocate your Contract Value in accordance with any asset allocation model or fund of funds Sub-Account maintained by Us on or after the effective date of this rider.

Should We prohibit investment in any Sub-Account or require You to allocate Your Contract Value to a fund of funds Sub-Account, any transfers required to move Contract Value to eligible Sub-Accounts will not be used in determining the number of transfers allowed during a Contract Year.

CONTRACT AGGREGATION

For purposes of determining the guaranteed benefits under this rider, We reserve the right to treat one or more deferred variable annuity contracts issued by Us to You with this rider attached in the same calendar year as one Contract.

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RIDER CHARGE

There is an additional charge for this rider which will never exceed a guaranteed maximum charge of 0.75% assessed on the Benefit Amount. The charge will be assessed after the end of each Contract Anniversary's trade date. The charge will be deducted on a pro rata basis by reducing the number of Accumulation Units from the Sub-Accounts held as of that date and by reducing the Fixed Account value, if the Fixed Account Rider is attached to Your Contract and is operative.

If a partial surrender is taken on any other dates other than the Contract Anniversary and such partial surrender causes the total surrenders during the Contract Year to exceed the BP and reduces the Contract Value to zero, We will deduct a pro-rata share of the rider charge from the amount otherwise payable. The pro-rata share of the rider charge is equal to the rider charge percentage multiplied by the BA prior to the surrender, multiplied by the number of days since the last charge was assessed, divided by 365.

We reserve the right to increase the rider charge up to the guaranteed maximum charge any time on or after Your [fifth] Contract Anniversary or [5] years from the date We notified You of the last fee increase, whichever is later. If We increase the rider charge, You will receive advance notice and be given the opportunity to decline the charge increase. If You decline the increase, We will suspend the automatic Benefit Amount increases. You will be given the option to re-start automatic Benefit Amount increases within 30 days prior to subsequent Contract Anniversaries at the rider charge in effect in Your most recent fee notification.

The rider charge will be discontinued once an Annuity Option available either under Your Contract or this rider becomes effective. No rider charge will be assessed upon the death of a Contract Owner or Annuitant.

Signed for HARTFORD LIFE INSURANCE COMPANY

    /s/ Richard M. Costello              /s/ Thomas M. Marra
    -----------------------------------  -----------------------------------
    RICHARD M. COSTELLO, SECRETARY       THOMAS M. MARRA, PRESIDENT

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